UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2009

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	001-07541 (Commission File Number)	13-1938568 (I.R.S Employer Identification No.)

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

(Address of principal executive offices, including zip code)

(201) 307-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 19, 2009, The Hertz Corporation (“Hertz”), a wholly-owned subsidiary of Hertz Global Holdings, Inc. (“Hertz Holdings”), and Hertz’s indirect subsidiary, Hertz Vehicle Financing LLC (“HVF”), entered into the following six modifications to the documents underlying our asset-backed financing facilities:

•                  Amendment No. 2, dated as of May 19, 2009, between HVF and The Bank of New York Mellon Trust Company, N.A., a national banking association (as successor to BNY Midwest Trust Company, an Illinois trust company), as trustee (“the Trustee”), to the Amended and Restated Series 2005-1 Supplement, dated as of August 1, 2006 (as amended, modified, restated or supplemented from time to time, the “Series 2005-1 Supplement”), between HVF and the Trustee, to the Second Amended and Restated Base Indenture, dated as of August 1, 2006, between HVF and the Trustee; and

•                  Amendment No. 2, dated as of May 19, 2009, between HVF and the Trustee, to the Amended and Restated Series 2005-2 Supplement, dated as of August 1, 2006 (as amended, modified, restated or supplemented from time to time, the “Series 2005-2 Supplement”), between HVF and the Trustee; and

•                  Consent and Waiver Agreement, dated as of May 19, 2009, among MBIA Insurance Corporation (“MBIA”), a New York corporation, HVF, and the Trustee; and

•                  Side Letter (the “MBIA Side Letter”), dated as of May 19, 2009, between MBIA and Hertz; and

•                  Consent And Waiver Agreement, dated as of May 19, 2009, among Ambac Assurance Corporation (“Ambac”), a Wisconsin stock insurance company, HVF, and the Trustee; and

•                  Side Letter (the “Ambac Side Letter” and together with the MBIA Side Letter the “Side Letters”), dated as of May 19, 2009, between Ambac and Hertz.

Among other things, the modifications clarify the effect of certain events with respect to certain manufacturers (including an event of bankruptcy with respect to such manufacturers) on the calculation of the “Non-Eligible Manufacturer Amount” in the Series 2005-1 Supplement and the Series 2005-2 Supplement with respect to Ford, General Motors and Chrysler.  In addition, as a result of the Side Letters, in the event of a manufacturer event of default or bankruptcy of General Motors or Ford, in order for us to access the $825 million of availability under our Series 2008-1 variable funding notes (the “Series 2008-1 Notes”) (1) we could seek to amend the Series 2008-1 Notes, which may require the consent of the holders of notes of other series, (2) we could seek to renegotiate the terms of the Side Letters with MBIA and Ambac, (3) the manufacturer event of default would need to be cured or the bankrupt manufacturer would need to emerge from bankruptcy (as applicable), or (4) certain other conditions of the Side Letters would need to be satisfied.  We currently intend to seek to amend the Series 2008-1 Notes or the terms of the Side Letters to have unrestricted access to the Series 2008-1 Notes, however there can be no assurance we will be able to do so.  We do not currently have any borrowings outstanding under the Series 2008-1 Notes, and because we believe we have sufficient and less expensive capacity under our other credit facilities, we do not currently need or intend to draw upon the commitments under the Series 2008-1 Notes absent a significant increase in our needs for new cars as compared to our currently projected needs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

	By:	/s/ Elyse Douglas
	Name:	Elyse Douglas
	Title:	Executive Vice President
and Chief Financial Officer

Date: May 19, 2009